ARTICLES OF MERGER

These Articles of Merger are submitted for filing to the Utah Division of Corporation of the Department of Commerce pursuant to Utah Code Ann. Section 16-10a-1105.

Pursuant to the provisions of the Utah Revised Business Corporation Act, ARADYME DEVELOPMENT CORPORATION, a Utah corporation (“Aradyme Utah”), and ARADYME CORPORATION, a Delaware corporation (“Aradyme Delaware”), entered into an Agreement and Plan of Merger by the terms of which Aradyme Utah became the surviving corporation in said merger and retained its name as the surviving corporation.

The respective designations and number of shares of each class and series of capital stock of the constituent corporation outstanding on the days of the Agreement and Plan of Merger were as follows:

Name of Corporation	Designation of Shares	Number of Shares Outstanding

Aradyme Delaware	Common Stock	34,442,046
Aradyme Utah	Common Stock	1

The Agreement and Plan of Merger presented to the stockholders and directors of the constituent corporations has been approved as follows:

The directors of Aradyme Delaware approved and adopted the Agreement and Plan of Merger by unanimous written consent dated February 14, 2006.

The stockholders of Aradyme Delaware approved and adopted the Agreement and Plan of Merger by majority written consent on December 22, 2006.

The directors of Aradyme Utah approved and adopted the Agreement and Plan of Merger by unanimous written consent dated February 14, 2006.

Stockholder approval of Aradyme Utah, which is a wholly-owned subsidiary of Aradyme Delaware, was not required pursuant to Utah Code Ann. Section 16-10a-1104(3).

The Agreement and Plan of Merger is attached hereto as Appendix A.

The merger provided for herein shall become effective at the close of business on the date it is filed with the applicable offices of the constituent states.

The terms of the Agreement and Plan of Merger provided that the holders of common stock of Aradyme Delaware have received an equal number of shares on a pro rata basis of Aradyme Utah. The issued and outstanding shares of Aradyme Utah have been canceled without any consideration issued therefore. The Articles of Incorporation of Aradyme Utah shall be the Articles of Incorporation of the surviving corporation.

                In witness hereof, these Articles of Merger have been signed this 29th day of December, 2006.

ARADYME DEVELOPMENT CORPORATION

(Utah)

By /s/ James R. Spencer

James R. Spencer, President

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

On this 29th day of December, 2006, there appeared before me, James R. Spencer, and acknowledged to me that he executed the foregoing document for the purposes set forth therein.

[notary seal]

/s/ Brad Bertelsen

NOTARY PUBLIC

ARADYME CORPORATION

(Delaware)

By /s/ James R. Spencer

James R. Spencer, President

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

On this 29th day of December, 2006, there appeared before me, James R. Spencer, and acknowledged to me that he executed the foregoing document for the purposes set forth therein.

[notary seal]

/s/ Brad Bertelsen

NOTARY PUBLIC

2

Appendix A

AGREEMENT AND

PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER dated as of February 22, 2006 (the “Plan”) is made and entered into by and between ARADYME CORPORATION, a Delaware corporation (“Aradyme Delaware”), and ARADYME DEVELOPMENT CORPORATION, a Utah corporation (“Aradyme Utah”). Aradyme Utah is sometimes referred to as the “Surviving Corporation.” Aradyme Utah and Aradyme Delaware are sometimes hereinafter collectively referred to as the “Constituent Corporations.”

IN CONSIDERATION of the mutual covenants and agreements herein contained and for the purpose of setting forth the terms and conditions of said merger and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree as follows.

Article I

Merger and Name of Surviving Corporation

On the effective date of the merger, Aradyme Utah and Aradyme Delaware shall cease to exist separately and Aradyme Delaware shall be merged with and into Aradyme Utah, which is hereby designated as the Surviving Corporation, the name of which on and after the effective date of the merger shall be “Aradyme Corporation.”

Article II

Terms and Conditions of Merger

The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

(a)	On the effective date of the merger:

(1)         Aradyme Delaware shall be merged into Aradyme Utah to form a single corporation, and Aradyme Utah shall be and is designated herein as the Surviving Corporation.

(2)	The separate existence of Aradyme Delaware shall cease.

(3)         The Surviving Corporation shall have all the rights, privileges, immunities, and powers, and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Utah.

(4)         The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises of a public, as well as of a private, nature of Aradyme Delaware, and all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Aradyme Delaware shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate or any interest herein vested in Aradyme Delaware shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of Aradyme Delaware. Any claim existing or action or proceeding pending by

Appendix A

or against Aradyme Delaware may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of Aradyme Delaware. Neither the rights of creditors nor any liens on the property of Aradyme Delaware shall be impaired by the merger.

(b)         On the effective date of the merger, the board of directors of the Surviving Corporation and the members thereof shall be and consist of the members of the board of directors of Aradyme Delaware immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

(c)         On the effective date of the merger, the officers of the Surviving Corporation shall be and consist of the officers of Aradyme Delaware immediately prior to the merger, such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

(d)         If, on the effective date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation and the laws of the state of Utah.

Article III

Manner and Basis of Converting Shares

The manner and basis of converting the shares of Aradyme Delaware into shares of Aradyme Utah and the mode of carrying the merger into effect are as follows:

(a)         Each share of common stock of Aradyme Delaware outstanding on the effective date of the merger shall, without any action on the part of the holder thereof, be converted into one fully-paid and nonassessable share of common stock, par value $0.001 per share, of Aradyme Utah (the “Exchanged Aradyme Utah Stock”), which shares of Exchanged Aradyme Utah Stock shall thereupon be validly issued and outstanding, fully paid, and nonassessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the effective date of the merger, each holder of an outstanding certificate, which prior thereto represented shares of the common stock of Aradyme Delaware, shall be entitled on surrender thereto to the transfer and exchange agent to receive in exchange therefor a certificate or certificates representing the number of whole shares of Exchanged Aradyme Utah Stock into which the shares of common stock of Aradyme Delaware surrendered shall have been converted as aforesaid in such denominations as such holder may request. Until so surrendered, each such outstanding certificate (which prior to the effective date of the merger represented shares of the common stock of Aradyme Delaware) shall for all purposes evidence the ownership of the shares of Exchanged Aradyme Utah Stock into which such shares shall have been converted; provided that dividends or other distributions that are payable in respect of shares of Exchanged Aradyme Utah Stock into which shares of Aradyme Delaware shall have been converted shall be set aside by Aradyme Utah and shall not be paid to holders of certificates representing such shares of common stock of Aradyme Delaware until such certificates shall have been surrendered in exchange for certificates representing Exchanged Aradyme Utah Stock. On such surrender, the holder of such shares shall be entitled to receive such dividends or other distributions without interest.

Appendix A

(b)         All shares of Exchanged Aradyme Utah Stock into which shares of the common stock of Aradyme Delaware shall have been converted pursuant to this Article III shall be issued in full satisfaction of all rights pertaining to the shares of Aradyme Delaware stock.

(c)         Each option, warrant, purchase right, unit, or other security of Aradyme Delaware’s immediately prior to the merger shall be converted into and shall be an identical security of Aradyme Utah, and the same number of shares of Aradyme Utah common stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units, or other securities as is equal to the number of shares of Aradyme Delaware common stock so reserved immediately prior to the merger becoming effective.

(d)         The shares of Aradyme Utah issued and outstanding immediately prior to the merger becoming effective shall be canceled and returned to the status of authorized but unissued.

Article IV

Articles of Incorporation and Bylaws

(a)         The amended and restated articles of incorporation of Aradyme Utah shall, on the merger becoming effective, constitute the articles of incorporation of the Surviving Corporation unless and until amended in the manner provided by law.

(b)         The bylaws of Aradyme Utah shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

Article V

Other Provisions with Respect to Merger

This Plan shall be submitted to the board of directors as provided by the laws of the states of Delaware and Utah, as applicable. After the approval or adoption of this Plan in accordance with the requirements of the laws of the states of Delaware and Utah, as applicable, all required documents shall be executed, acknowledged, certified, filed, and recorded in accordance with all requirements of the states of Delaware and Utah, as applicable.

Article VI

Approval and Effective Date of the Merger;

Miscellaneous Matters

(a)         In order to aid the parties in establishing a date certain for effectiveness of the merger for accounting and other purposes, the merger shall be deemed to have become effective on filing of articles of merger, setting forth the information required by and executed and certified in accordance with the laws of the state of Utah, with the Utah Division of Corporations of the Department of Commerce, and such office shall have issued a certified copy reflecting such filing.

(b)         If, at any time, the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of Aradyme Delaware acquired, to be acquired by, or as a result of the merger, the officers and directors of Aradyme Delaware or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all

Appendix A

things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

(c)         For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.

(d)         This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan to be executed, all as of the date first above written.

ARADYME CORPORATION
a Delaware corporation

Attest:

/s/ Merwin D. Rasmussen	By: /s/ James R. Spencer
Merwin D. Rasmussen, Secretary	James R. Spencer, President

ARADYME DEVELOPMENT CORPORATION
a Utah corporation

Attest:

/s/ Merwin D. Rasmussen	By: /s/ James R. Spencer
Merwin D. Rasmussen, Secretary	James R. Spencer, President

Appendix A

Certificate of the Secretary of Aradyme Corporation

I, Merwin D. Rasmussen, Secretary of Aradyme Corporation, a Delaware corporation (“Aradyme Delaware”), hereby certify in accordance with the Delaware General Corporation Law of the state of Delaware that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly approved and adopted by Aradyme Delaware and Aradyme Development Corporation, a Utah corporation, was duly approved and adopted pursuant to Section 253 of the Delaware General Corporation Law by the vote of holders of a majority of all of the outstanding stock of Aradyme Delaware, and that thereby the Agreement and Plan of Merger was duly adopted as the act of the stockholders of said corporation and is the duly adopted agreement and act of said corporation.

/s/ Merwin D. Rasmussen
Merwin D. Rasmussen, Secretary

Appendix A

Execution and Acknowledgement

The foregoing Agreement and Plan of Merger, having been approved by the board of directors of each Constituent Corporation, having been adopted by the stockholders of Aradyme Corporation (Delaware) in accordance with the Delaware General Corporation Law, we, the president and secretary of Aradyme Corporation (Delaware) and the president and secretary of Aradyme Development Corporation (Utah), do hereby execute this Agreement and Plan of Merger this 29th day of December, 2006, declaring and certifying that this is our act and deed and the facts herein stated are true.

ARADYME CORPORATION
a Delaware corporation

Attest:

/s/ Merwin D. Rasmussen	By: /s/ James R. Spencer
Merwin D. Rasmussen, Secretary	James R. Spencer, President

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

I, the undersigned notary public, hereby certify that on the 29th day of December, 2006, personally appeared before me, James R. Spencer and Merwin D. Rasmussen, the president and secretary, respectively, of Aradyme Corporation, a Delaware corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as president and secretary of Aradyme Corporation, a Delaware corporation, and that the statements therein contained are true.

[notary seal]	/s/ Brad Bertelsen
NOTARY PUBLIC

ARADYME DEVELOPMENT CORPORATION
a Utah corporation

Attest:

/s/ Merwin D. Rasmussen	By: /s/ James R. Spencer
Merwin D. Rasmussen, Secretary	James R. Spencer, President

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

I, the undersigned notary public, hereby certify that on the 29th day of December, 2006, personally appeared before me, James R. Spencer and Merwin D. Rasmussen, the president and secretary, respectively, of Aradyme Development Corporation, a Utah corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as president and secretary of Aradyme Development Corporation, a Utah corporation, and that the statements therein contained are true.

[notary seal]	/s/ Brad Bertelsen
NOTARY PUBLIC